UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2014

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In order to align Multi-Fineline Electronix, Inc.’s (the “Company”) cost structure with its net sales levels while maintaining the long-term capacity necessary to support its growth objectives, on January 8, 2014, the Company’s Board of Directors (the “Board”) directed executive management of the Company to proceed with a plan to restructure the Company’s operations, including consolidation of certain of the Company’s manufacturing facilities and the closing of operations at certain of its subsidiaries (the “Restructuring”). Following such direction from the Board, the Company finalized the details of the Restructuring, including obtaining necessary consents and approvals, and on February 17, 2014, the Company committed to the Restructuring and began informing employees who would be affected by the Restructuring. The Company currently anticipates that the Restructuring will be completed during the second and third fiscal quarters of 2014.

The Company expects to record pre-tax impairment and restructuring-related charges of approximately $40 to $60 million during the second and third quarters of fiscal year 2014, consisting of approximately:

•	$25 to $35 million related to long-lived asset impairment charges resulting from manufacturing facility closures and related actions;

•	$5 to $10 million related to one-time termination benefits; and

•	$10 to $15 million related to other charges.

The Company currently expects the cash component of these charges to be $20 million or less, and expects these cash outlays to be partially offset in future quarters as the Company expects to receive proceeds from the disposition of assets.

Item 2.06 Material Impairments.

The information set forth above in Item 2.05 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.06.

Item 7.01.	Regulation FD Disclosure.

The information provided under Items 7.01 and 9.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section. The information provided under Items 7.01 and 9.01 of this Current Report shall not be incorporated by reference into any registration statement or filing of Multi-Fineline Electronix, Inc., except as shall be expressly set forth by specific reference in such a filing.

On February 20, 2014, the Company issued a news release announcing the Restructuring. A copy of the news release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the anticipated timing and details of the Restructuring, and the expected charges and costs related thereto, are forward-looking statements that involve a number of risks and uncertainties. Actual results may differ materially from those stated or implied by these forward-looking statements as a result of a variety of factors, including the Company’s ability to implement the Restructuring, possible changes in the size and components of the expected costs and charges associated with the Restructuring, actions taken by the Company’s customers in response to the Restructuring, and risks associated with the Company’s ability to achieve the benefits of the Restructuring. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the first fiscal quarter ended December 31, 2013. These forward-looking statements represent management’s judgment as of the date of this Current Report on Form 8-K. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News release announcing the Restructuring.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc.,
a Delaware corporation

Date: February 20, 2014

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release announcing the Restructuring.